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                                                                   EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

Board of Directors
UtiliCorp United Inc.

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 1, 2000, included in UtiliCorp United Inc. Form 10-K for the year ended December 31, 1999, and to all references to our firm included in this registration statement.

/s/ Arthur Andersen LLP
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Arthur Andersen LLP
Kansas City, Missouri
January 3, 2001